Exhibit 10.15

PARNELL PHARMACEUTICALS HOLDINGS LTD

2014 OMNIBUS EQUITY INCENTIVE PLAN

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Table of Contents

(continued)

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1.           History; Effective Date.

Parnell Pharmaceuticals Holdings Ltd, an Australian company limited by shares (“Parnell”), has established the Parnell Pharmaceuticals Holdings Ltd 2014 Omnibus Equity Incentive Plan, as set forth herein, and as the same may be amended from time to time (the “Plan”). The Plan was adopted by the Board of Directors of Parnell (the “Board”) on 3rd June, 2014. The Plan shall become and is effective as of the date that it is approved by the shareholders of Parnell (the “Effective Date”).

2.           Purposes of the Plan.

The Plan is designed:

(a)          to promote the long term financial interests and growth of Parnell and its Related Bodies Corporate (collectively, the “Company”) by attracting and retaining management and other personnel and key service providers with the training, experience and ability to enable them to make a substantial contribution to the success of the Company’s business;

(b)          to motivate management personnel by means of growth-related incentives to achieve long-range goals; and

(c)          to further the alignment of interests of Participants with those of the shareholders of Parnell through opportunities for increased share or share-based ownership in Parnell.

Toward these objectives, the Administrator may grant share options, share awards, share units, performance shares, performance units, and any other share-based awards to eligible individuals on the terms and subject to the conditions set forth in the Plan.

3.           Terminology.

Except as otherwise specifically provided in an Award Agreement, capitalized words and phrases used in the Plan or an Award Agreement shall have the meaning set forth in the glossary at Section 17 of the Plan or as defined the first place such word or phrase appears in the Plan.

4.           Administration.

(a)          Administration of the Plan. The Plan shall be administered by the Administrator.

(b)          Powers of the Administrator. The Administrator shall, except as otherwise provided under the Plan, have plenary authority, in its sole and absolute discretion, to grant Awards pursuant to the terms of the Plan to Eligible Individuals and to take all other actions necessary or desirable to carry out the purpose and intent of the Plan. Among other things, the Administrator shall have the authority, in its sole and absolute discretion, subject to the terms and conditions of the Plan to:

(i)          determine the Eligible Individuals to whom, and the time or times at which, Awards shall be granted;

(ii)         determine the types of Awards to be granted any Eligible Individual;

(iii)        determine the number of Ordinary Shares to be covered by or used for reference purposes for each Award or the value to be transferred pursuant to any Award;

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(iv)         determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (A) the purchase price of any Ordinary Shares, (B) the method of payment for Ordinary Shares purchased pursuant to any Award, (C) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of Ordinary Shares, (D) the timing, terms and conditions of the exercisability, vesting or payout of any Award or any shares acquired pursuant thereto, (E) the Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (F) the time of the expiration of any Award, (G) the effect of the Participant’s Termination of Service on any of the foregoing, (H) the extent to which restrictions, if any, on the ability to trade the Ordinary Shares received under an Award or other holding period requirements shall apply, and (I) all other terms, conditions and restrictions applicable to any Award or Ordinary Shares acquired pursuant thereto as the Administrator shall consider to be appropriate and not inconsistent with the terms of the Plan;

(v)          subject to Sections 7(d), and 15(c), modify, amend or adjust the terms and conditions of any Award;

(vi)         accelerate or otherwise change the time at or during which an Award may be exercised or becomes payable and waive or accelerate the lapse, in whole or in part, of any restriction, condition or risk of forfeiture with respect to such Award; provided, however, that, except in connection with death, disability or a Change in Control, no such change, waiver or acceleration shall be made to any Award that is considered “deferred compensation” within the meaning of Section 409A of the Code if the effect of such action is inconsistent with Section 409A of the Code;

(vii)        determine whether an Award will be paid or settled in cash, Ordinary Shares, or in any combination thereof and whether, to what extent and under what circumstances cash or Ordinary Shares payable with respect to an Award shall be deferred either automatically or at the election of the Participant;

(viii)      for any purpose, including but not limited to, qualifying for preferred or beneficial tax treatment, accommodating the customs or administrative challenges or otherwise complying with the tax, accounting or regulatory requirements of one or more jurisdictions, adopt, amend, modify, administer or terminate sub-plans, appendices, special provisions or supplements applicable to Awards regulated by the laws of a particular jurisdiction, which sub-plans, appendices, supplements and special provisions may take precedence over other provisions of the Plan, and prescribe, amend and rescind rules and regulations relating to such sub-plans, appendices, supplements and special provisions;

(ix)         establish any “blackout” period, during which transactions affecting Awards may not be effectuated, that the Administrator in its sole discretion deems necessary or advisable;

(x)          determine the Fair Market Value of Ordinary Shares or other property for any purpose under the Plan or any Award, including as prescribed under tax regulations in particular jurisdictions;

(xi)         administer, construe and interpret the Plan, Award Agreements and all other documents relevant to the Plan and Awards issued thereunder, and decide all other matters to be determined in connection with an Award;

(xii)        establish, amend, rescind and interpret such administrative rules, regulations, agreements, guidelines, instruments and practices for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable;

(xiii)      correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent the Administrator shall deem it desirable to carry it into effect;

(xiv)        otherwise administer the Plan and all Awards granted under the Plan; and

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(xv)         provide information in relation to the Plan, Award Agreement or the Participant to any tax authority as required under the tax regulations of a particular jurisdiction.

(c)          Delegation of Administrative Authority. The Administrator may designate officers or employees of the Company to assist the Administrator in the administration of the Plan and, to the extent permitted by applicable law and stock exchange rules, the Administrator may delegate to officers or other employees of the Company the Administrator’s duties and powers under the Plan, subject to such conditions and limitations as the Administrator shall prescribe, including without limitation the authority to execute agreements or other documents on behalf of the Administrator; provided, however, that such delegation of authority shall not extend to the granting of, or exercise of discretion with respect to, Awards to Eligible Individuals who are “covered employees” within the meaning of Section 162(m) of the Code or officers under Section 16 of the Exchange Act.

(d)          Non-Uniform Determinations. The Administrator’s determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Award Agreements evidencing such Awards, and the ramifications of a Change in Control upon outstanding Awards) need not be uniform and may be made by the Administrator selectively among Awards or persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

(e)          Limited Liability; Advisors. To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder. The Administrator may employ counsel, consultants, accountants, appraisers, brokers or other persons. The Administrator, Parnell, and the officers and directors of Parnell shall be entitled to rely upon the advice, opinions or valuations of any such persons.

(f)          Indemnification. To the maximum extent permitted by law, by Parnell’s constitution and by-laws, and by any directors’ and officers’ liability insurance coverage which may be in effect from time to time, the members of the Administrator and any agent or delegate of the Administrator who is a director, officer or employee of Parnell or a Related Body Corporate shall be indemnified by Parnell against any and all liabilities and expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan.

(g)          Effect of Administrator’s Decision. All actions taken and determinations made by the Administrator on all matters relating to the Plan or any Award pursuant to the powers vested in it hereunder shall be in the Administrator’s sole and absolute discretion, unless in contravention of any express term of the Plan, including, without limitation, any determination involving the appropriateness or equitableness of any action. All determinations made by the Administrator shall be conclusive, final and binding on all parties concerned, including Parnell, its shareholders, any Participants and any other employee, consultant, or director of Parnell and its Related Bodies Corporate, and their respective successors in interest. No member of the Administrator, nor any director, officer, employee or representative of Parnell shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Awards.

5.          Shares Issuable Pursuant to Awards.

(a)          Initial Share Pool. As of the Effective Date, the number of Ordinary Shares issuable pursuant to Awards that may be granted under the Plan (the “Share Pool”) shall be 1,500,000 shares.* Nothing herein shall require the Administrator to grant Awards covering the entirety of the Share Pool within any specified period or prior to the Plan’s termination.

(b)          Adjustments to Share Pool. On and after the Effective Date, the Share Pool shall be adjusted, in addition to any adjustments to be made pursuant to Section 10 of the Plan, as follows:

* Unless otherwise indicated, all references in this Plan relating to the number of ordinary shares issuable are stated on a pro forma basis, after giving effect to the ten-for-one share split and conversion of our status to a public company limited by shares.

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(i)          The Share Pool shall be reduced, on the date of grant, by one share for each Ordinary Share made subject to an Award granted under the Plan;

(ii)         The Share Pool shall be increased, on the relevant date, by the number of unissued Ordinary Shares underlying or used as a reference measure for any Award or portion of an Award granted under this Plan that is cancelled, forfeited, expired, terminated unearned, or settled in cash, in any such case without the issuance of Ordinary Shares; and

(iii)        The Share Pool shall be increased, on the forfeiture date, by the number of Ordinary Shares that are forfeited back to Parnell after issuance due to a failure to meet an Award contingency or condition with respect to any Award or portion of an Award granted under this Plan.

(c)          ISO Limit. Subject to adjustment pursuant to Section 10 of the Plan, the maximum number of Ordinary Shares that may be issued pursuant to share options granted under the Plan that are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code shall be equal to the number of shares in the Share Pool as of the Effective Date of the Plan.

(d)          Source of Shares. The Ordinary Shares with respect to which Awards may be made under the Plan shall be Ordinary Shares authorized for issuance under Parnell’s constitution but unissued, or issued and reacquired, including without limitation Ordinary Shares purchased in the open market or in private transactions.

6.           Participation.

Participation in the Plan shall be open to all Eligible Individuals, as may be selected by the Administrator from time to time. The Administrator may also grant Awards to Eligible Individuals in connection with hiring, recruiting or otherwise, prior to the date the individual first performs services for Parnell or a Related Body Corporate; provided, however, that such Awards shall not become vested or exercisable, and no shares shall be issued to such individual, prior to the date the individual first commences performance of such services.

7.           Awards.

(a)          Awards, In General. The Administrator, in its sole discretion, shall establish the terms of all Awards granted under the Plan consistent with the terms of the Plan. Awards may be granted individually or in tandem with other types of Awards, concurrently with or with respect to outstanding Awards. All Awards are subject to the terms and conditions provided in the Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. Unless otherwise specified by the Administrator, in its sole discretion, or otherwise provided in the Award Agreement, an Award shall not be effective unless the Award Agreement is signed or otherwise accepted by Parnell and the Participant receiving the Award (including by electronic delivery and/or electronic signature).

(b)          Share Options.

(i)          Grants. A share option means a right to purchase a specified number of Ordinary Shares from Parnell at a specified price during a specified period of time. The Administrator may from time to time grant to Eligible Individuals Awards of Incentive Stock Options or Nonqualified Options; provided, however, that Awards of Incentive Stock Options shall be limited to employees of Parnell or of any current or hereafter existing “parent corporation” or “subsidiary corporation,” as defined in Sections 424(e) and 424(f) of the Code, respectively, of Parnell, and any other Eligible Individuals who are eligible to receive Incentive Stock Options under the provisions of Section 422 of the Code. No share option shall be an Incentive Stock Option unless so designated by the Administrator at the time of grant or in the applicable Award Agreement.

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(ii)         Exercise. Share options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator; provided, however, that Awards of share options may not have a term in excess of ten years’ duration unless required otherwise by applicable law. The exercise price per share subject to a share option granted under the Plan shall not be less than the Fair Market Value of one Ordinary Share on the date of grant of the share option, except as provided under applicable law or with respect to share options that are granted in substitution of similar types of awards of a company acquired by Parnell or a Related Body Corporate or with which Parnell or a Related Body Corporate combines (whether in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or shares, or otherwise) to preserve the intrinsic value of such awards.

(iii)        Termination of Service. Except as provided in the applicable Award Agreement or otherwise determined by the Administrator, to the extent share options are not vested and exercisable, a Participant’s share options shall be forfeited upon his or her Termination of Service.

(iv)         Additional Terms and Conditions. The Administrator may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of share options, provided they are not inconsistent with the Plan.

(c)          Limitation on Reload Options. The Administrator shall not grant share options under this Plan that contain a reload or replenishment feature pursuant to which a new share option would be granted automatically upon receipt of delivery of Ordinary Shares to Parnell in payment of the exercise price or any tax withholding obligation under any other share option.

(d)          Repricing Prohibition. Notwithstanding anything herein to the contrary, except in connection with a corporate transaction involving Parnell (including, without limitation, any share dividend, share split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of options granted under the Plan may not be amended, after the date of grant, to reduce the exercise price of such options, nor may outstanding options be canceled in exchange for (i) cash, (ii) options with an exercise price that is less than the exercise price of the original outstanding options, or (iii) other Awards, unless such action is approved by Parnell’s shareholders.

(e)          Share Awards.

(i)          Grants. The Administrator may from time to time grant to Eligible Individuals Awards of unrestricted Ordinary Shares or Restricted Shares (collectively, “Share Awards”) on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as the Administrator shall determine. Share Awards shall be evidenced in such manner as the Administrator may deem appropriate, including via book-entry registration.

(ii)         Vesting. Restricted Shares shall be subject to such vesting, restrictions on transferability and other restrictions, if any, and/or risk of forfeiture as the Administrator may impose at the date of grant or thereafter. The Restriction Period to which such vesting, restrictions and/or risk of forfeiture apply may lapse under such circumstances, including without limitation upon the attainment of Performance Goals, in such installments, or otherwise, as the Administrator may determine. Subject to the provisions of the Plan and the applicable Award Agreement, during the Restriction Period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Shares.

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(iii)        Rights of a Shareholder; Dividends. Except to the extent restricted under the Award Agreement relating to the Ordinary Share, a Participant granted Restricted Shares shall have all of the rights of a shareholder of Ordinary Shares including, without limitation, the right to vote the Restricted Shares. Cash dividends declared payable on Ordinary Shares shall be paid, with respect to outstanding Restricted Shares, either as soon as practicable following the dividend payment date or deferred for payment to such later date as determined by the Administrator, and shall be paid in cash or as unrestricted Ordinary Shares having a Fair Market Value equal to the amount of such dividends or may be reinvested in additional Restricted Shares as determined by the Administrator; provided, however, that dividends declared payable on Restricted Shares that are granted as a Performance Award shall be held by Parnell and made subject to forfeiture at least until achievement of the applicable Performance Goal related to such Restricted Shares. Shares distributed in connection with a share split or share dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such Ordinary Shares or other property has been distributed. As soon as is practicable following the date on which restrictions on any Restricted Shares lapse, Parnell shall deliver to the Participant the certificates for such shares or shall cause the shares to be registered in the Participant’s name in book-entry form, in either case with the restrictions removed, provided that the Participant shall have complied with all conditions for delivery of such shares contained in the Award Agreement or otherwise reasonably required by Parnell.

(iv)         Termination of Service. Except as provided in the applicable Award Agreement, upon Termination of Service during the applicable Restriction Period, Restricted Shares and any accrued but unpaid dividends that are at that time subject to restrictions shall be forfeited; provided that the Administrator may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Shares will be waived in whole or in part in the event of terminations resulting from specified causes, and the Administrator may in other cases waive in whole or in part the forfeiture of Restricted Shares.

(v)          Additional Terms and Conditions. The Administrator may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of Restricted Shares, provided they are not inconsistent with the Plan.

(f)          Share Units.

(i)          Grants. The Administrator may from time to time grant to Eligible Individuals Awards of unrestricted share Units or Restricted Share Units on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as the Administrator shall determine. Restricted Share Units represent a contractual obligation by Parnell to deliver a number of Ordinary Shares, an amount in cash equal to the Fair Market Value of the specified number of shares subject to the Award, or a combination of Ordinary Shares and cash, in accordance with the terms and conditions set forth in the Plan and any applicable Award Agreement.

(ii)         Vesting and Payment. Restricted Share Units shall be subject to such vesting, risk of forfeiture and/or payment provisions as the Administrator may impose at the date of grant. The Restriction Period to which such vesting and/or risk of forfeiture apply may lapse under such circumstances, including without limitation upon the attainment of Performance Goals, in such installments, or otherwise, as the Administrator may determine. Ordinary Shares, cash or a combination of Ordinary Shares and cash, as applicable, payable in settlement of Restricted Share Units shall be delivered to the Participant as soon as administratively practicable, but no later than 30 days, after the date on which payment is due under the terms of the Award Agreement provided that the Participant shall have complied with all conditions for delivery of such shares or payment contained in the Award Agreement or otherwise reasonably required by Parnell, or in accordance with an election of the Participant, if the Administrator so permits, that, if the Participant is a U.S. Taxpayer, meets the requirements of Section 409A of the Code.

(iii)        No Rights of a Shareholder; Dividend Equivalents. Until Ordinary Shares are issued to the Participant in settlement of share Units, the Participant shall not have any rights of a shareholder of Parnell with respect to the share Units or the Ordinary Shares issuable thereunder. The Administrator may grant to the Participant the right to receive Dividend Equivalents on share Units, on a current, reinvested and/or restricted basis, subject to such terms as the Administrator may determine provided, however, that Dividend Equivalents payable on share Units that are granted as a Performance Award shall, rather than be paid on a current basis, be accrued and made subject to forfeiture at least until achievement of the applicable Performance Goal(s) related to such share Units.

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(iv)         Termination of Service. Upon Termination of Service during the applicable deferral period or portion thereof to which forfeiture conditions apply, or upon failure to satisfy any other conditions precedent to the delivery of Ordinary Shares or cash to which such Restricted Share Units relate, all Restricted Share Units and any accrued but unpaid Dividend Equivalents with respect to such Restricted Share Units that are then subject to deferral or restriction shall be forfeited; provided that the Administrator may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Share Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Administrator may in other cases waive in whole or in part the forfeiture of Restricted Share Units.

(v)          Additional Terms and Conditions. The Administrator may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of share Units, provided they are not inconsistent with the Plan.

(g)          Performance Shares and Performance Units.

(i)          Grants. The Administrator may from time to time grant to Eligible Individuals Awards in the form of Performance Shares and Performance Units. Performance Shares, as that term is used in this Plan, shall refer to Ordinary Shares or Units that are expressed in terms of Ordinary Shares, the issuance, vesting, lapse of restrictions on or payment of which is contingent on performance as measured against predetermined objectives over a specified Performance Period. Performance Units, as that term is used in this Plan, shall refer to dollar-denominated Units valued by reference to designated criteria established by the Administrator, other than Ordinary Shares, the issuance, vesting, lapse of restrictions on or payment of which is contingent on performance as measured against predetermined objectives over a specified Performance Period. The applicable Award Agreement shall specify whether Performance Shares and Performance Units will be settled or paid in cash or Ordinary Shares or a combination of both, or shall reserve to the Administrator or the Participant the right to make that determination prior to or at the payment or settlement date.

(ii)         Performance Criteria. The Administrator shall, prior to or at the time of grant, condition the grant, vesting or payment of, or lapse of restrictions on, an Award of Performance Shares or Performance Units upon (A) the attainment of Performance Goals during a Performance Period or (B) the attainment of Performance Goals and the continued service of the Participant. The length of the Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Administrator in the exercise of its absolute discretion. Performance Goals may include minimum, maximum and target levels of performance, with the size of the Award or payout of Performance Shares or Performance Units or the vesting or lapse of restrictions with respect thereto based on the level attained. An Award of Performance Shares or Performance Units shall be settled as and when the Award vests or at a later time specified in the Award Agreement or in accordance with an election of the Participant, if the Administrator so permits, that, if the Participant is a U.S. Taxpayer, meets the requirements of Section 409A of the Code.

(iii)        Additional Terms and Conditions. The Administrator may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of Performance Shares or Performance Units, provided they are not inconsistent with the Plan.

(h)          Other Share-Based Awards. The Administrator may from time to time grant to Eligible Individuals Awards in the form of Other Share-Based Awards. Other Share-Based Awards in the form of Dividend Equivalents may be (A) awarded on a free-standing basis or in connection with another Award other than a share option, (B) paid currently or credited to an account for the Participant, including the reinvestment of such credited amounts in Ordinary Shares equivalents, to be paid on a deferred basis, and (C) settled in cash or Ordinary Shares as determined by the Administrator; provided, however, that Dividend Equivalents payable on Other Share-Based Awards that are granted as a Performance Award shall, rather than be paid on a current basis, be accrued and made subject to forfeiture at least until achievement of the applicable Performance Goal related to such Other Share-Based Awards. Any such settlements, and any such crediting of Dividend Equivalents, may be subject to such conditions, restrictions and contingencies as the Administrator shall establish.

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(i)          Awards to Participants Outside of Australia or the United States. The Administrator may grant Awards to Eligible Individuals who are foreign nationals, who are located outside of Australia or the United States or who are not compensated from a payroll maintained in Australia or the United States, or who are otherwise subject to (or could cause Parnell or a Related Body Corporate to be subject to) tax, legal or regulatory provisions of countries or jurisdictions outside of Australia or the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable in order that any such Award shall conform to laws, regulations, and customs of the country or jurisdiction in which the Participant is then resident or primarily employed or to foster and promote achievement of the purposes of the Plan.

(j)          Limitation on Dividend Reinvestment and Dividend Equivalents. Reinvestment of dividends in additional Restricted Shares at the time of any dividend payment, and the payment of Ordinary Shares with respect to dividends to Participants holding Awards of share Units, shall only be permissible if sufficient shares are available under the Share Pool for such reinvestment or payment (taking into account then outstanding Awards). In the event that sufficient shares are not available under the Share Pool for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of share Units equal in number to the Ordinary Shares that would have been obtained by such payment or reinvestment, the terms of which share Units shall provide for settlement in cash and for Dividend Equivalent reinvestment in further share Units on the terms contemplated by this Section 7(j).

8.           Withholding of Taxes.

Participants and holders of Awards shall pay to Parnell or its Related Body Corporate, or make arrangements satisfactory to the Administrator for payment of, any Tax Withholding Obligation in respect of Awards granted under the Plan no later than the date of the event creating the tax or social insurance contribution liability. The obligations of Parnell under the Plan shall be conditional on such payment or arrangements. Unless otherwise determined by the Administrator, Tax Withholding Obligations may be settled in whole or in part with Ordinary Shares, including unrestricted outstanding shares surrendered to Parnell and unrestricted shares that are part of the Award that gives rise to the Tax Withholding Obligation, having a Fair Market Value on the date of surrender or withholding equal to the statutory minimum amount (and not any greater amount) required to be withheld for tax or social insurance contribution purposes, all in accordance with such procedures as the Administrator establishes. Parnell or its Affiliate may deduct, to the extent permitted by law, any such Tax Withholding Obligations from any payment of any kind otherwise due to the Participant or holder of an Award.

9.           Nontransferability of Awards.

Except as otherwise determined by the Administrator, and in any event in the case of an Incentive Stock Option, no Award granted under the Plan shall be transferable by a Participant otherwise than by last will and testament or the laws of descent and distribution. The Administrator shall not permit any transfer of an Award for value. An Award may be exercised during the lifetime of the Participant, only by the Participant or, during the period the Participant is under a legal disability, by the Participant’s guardian or legal representative, unless otherwise determined by the Administrator. Awards granted under the Plan shall not be subject in any manner to alienation, anticipation, sale, transfer, assignment, pledge, or encumbrance, except as otherwise determined by the Administrator; provided, however, that the restrictions in this sentence shall not apply to the Ordinary Shares received in connection with an Award after the date that the restrictions on transferability of such shares set forth in the applicable Award Agreement have lapsed. Nothing in this paragraph shall be interpreted or construed as overriding the terms of any Parnell share ownership or retention policy, now or hereafter existing, that may apply to the Participant or Ordinary Shares received under an Award.

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10.         Adjustments for Corporate Transactions and Other Events.

(a)          Mandatory Adjustments. In the event of a , consolidation, share rights offering, statutory share exchange or similar event affecting Parnell (each, a “Corporate Event”) or a share dividend, share split, reverse share split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination or subdivision, or recapitalization or similar event affecting the capital structure of Parnell (each, a “Share Change”) that occurs at any time after adoption of this Plan by the Board (including any such Corporate Event or Share Change that occurs after such adoption and coincident with or prior to the Effective Date), the Administrator shall make equitable and appropriate substitutions or proportionate adjustments to (i) the aggregate number and kind of Ordinary Shares or other securities on which Awards under the Plan may be granted to Eligible Individuals, (ii) the maximum number of Ordinary Shares or other securities that may be issued with respect to Incentive Stock Options granted under the Plan, (iii) the number of Ordinary Shares or other securities covered by each outstanding Award and the exercise price, base price or other price per share, if any, and other relevant terms of each outstanding Award, and (iv) all other numerical limitations relating to Awards, whether contained in this Plan or in Award Agreements; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated.

(b)          Discretionary Adjustments. In the case of Corporate Events, the Administrator may make such other adjustments to outstanding Awards as it determines to be appropriate and desirable, which adjustments may include, without limitation, (i) the cancellation of outstanding Awards in exchange for payments of cash, securities or other property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Administrator in its sole discretion (it being understood that in the case of a Corporate Event with respect to which shareholders of Parnell receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Administrator that the value of a share option shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Ordinary Share pursuant to such Corporate Event over the exercise price of such share option shall conclusively be deemed valid and that any share option may be cancelled for no consideration upon a Corporate Event if its exercise price does not exceed the value of the consideration being paid for each Ordinary Share pursuant to such Corporate Event), (ii) the substitution of securities or other property (including, without limitation, cash or other securities of Parnell and securities of entities other than Parnell) for the Ordinary Shares subject to outstanding Awards, and (iii) the substitution of equivalent awards, as determined in the sole discretion of the Administrator, of the surviving or successor entity or a parent thereof (“Substitute Awards”).

(c)          Adjustments to Performance Goals. The Administrator may, in its discretion, adjust the Performance Goals applicable to any Awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in Parnell’s consolidated financial statements, notes to the consolidated financial statements, management’s discussion and analysis or other Parnell filings with the Securities and Exchange Commission. If the Administrator determines that a change in the business, operations, corporate structure or capital structure of Parnell or the applicable subsidiary, business segment or other operational unit of Parnell or any such entity or segment, or the manner in which any of the foregoing conducts its business, or other events or circumstances, render the Performance Goals to be unsuitable, the Administrator may modify such Performance Goals or the related minimum acceptable level of achievement, in whole or in part, as the Administrator deems appropriate and equitable.

(d)          Statutory Requirements Affecting Adjustments. Notwithstanding the foregoing: (A) any adjustments made pursuant to Section 10 to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; (B) any adjustments made pursuant to Section 10 to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either (1) continue not to be subject to Section 409A of the Code or (2) comply with the requirements of Section 409A of the Code; (C) in any event, the Administrator shall not have the authority to make any adjustments pursuant to Section 10 to the extent the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code at the date of grant to be subject thereto; and (D) any adjustments made pursuant to Section 10 to Awards that are Incentive Stock Options shall be made in compliance with the requirements of Section 424(a) of the Code.

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(e)          Dissolution or Liquidation. Unless the Administrator determines otherwise, all Awards outstanding under the Plan shall terminate upon the dissolution or liquidation of Parnell.

11.         Change in Control Provisions.

(a)          Termination of Awards. In the event that any transaction resulting in a Change in Control occurs, outstanding Awards will terminate upon the effective time of such Change in Control unless provision is made in connection with the transaction for the continuation or assumption of such Awards by, or for the issuance therefor of Substitute Awards of, the surviving or successor entity or a parent thereof. Solely with respect to Awards that will terminate as a result of the immediately preceding sentence and except as otherwise provided in the applicable Award Agreement:

(i)          the outstanding Awards of share options that will terminate upon the effective time of the Change in Control shall, immediately before the effective time of the Change in Control, become fully exercisable and the holders of such Awards will be permitted, immediately before the Change in Control, to exercise the Awards;

(ii)         the outstanding Awards Shares the vesting or restrictions on which are then solely time-based and not subject to achievement of Performance Goals shall, immediately before the effective time of the Change in Control, become fully vested, free of all transfer and lapse restrictions and free of all risks of forfeiture;

(iii)        the outstanding Awards of Restricted Shares the vesting or restrictions on which are then subject to and pending achievement of Performance Goals shall, immediately before the effective time of the Change in Control and unless the Award Agreement provides for vesting or lapsing of restrictions in a greater amount upon the occurrence of a Change in Control, become vested, free of transfer and lapse restrictions and risks of forfeiture in such amounts as if the applicable Performance Goals for the unexpired Performance Period had been achieved at the target level set forth in the applicable Award Agreement;

(iv)         the outstanding Restricted Share Units, Performance Shares and Performance Units the vesting, earning or settlement of which is then solely time-based and not subject to or pending achievement of Performance Goals shall, immediately before the effective time of the Change in Control, become fully earned and vested and shall be settled in cash or Ordinary Shares (consistent with the terms of the Award Agreement after taking into account the effect of the Change in Control transaction on the shares) as promptly as is practicable, subject to any applicable limitations imposed thereon by Section 409A of the Code; and

(v)          the outstanding Restricted Share Units, Performance Shares and Performance Units the vesting, earning or settlement of which is then subject to and pending achievement of Performance Goals shall, immediately before the effective time of the Change in Control and unless the Award Agreement provides for vesting, earning or settlement in a greater amount upon the occurrence of a Change in Control, become vested and earned in such amounts as if the applicable Performance Goals for the unexpired Performance Period had been achieved at the target level set forth in the applicable Award Agreement and shall be settled in cash or Ordinary Shares (consistent with the terms of the Award Agreement after taking into account the effect of the Change in Control transaction on the shares) as promptly as is practicable, subject to any applicable limitations imposed thereon by Section 409A of the Code.

Implementation of the provisions of this Section 11(a) shall be conditioned upon consummation of the Change in Control.

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(b)          Continuation, Assumption or Substitution of Awards. The Administrator may specify, on or after the date of grant, in an Award Agreement or amendment thereto, the consequences of a Participant’s Termination of Service that occurs coincident with or following the occurrence of a Change in Control, if a Change in Control occurs under which provision is made in connection with the transaction for the continuation or assumption of outstanding Awards by, or for the issuance therefor of Substitute Awards of, the surviving or successor entity or a parent thereof.

(c)          Other Permitted Actions. In the event that any transaction resulting in a Change in Control occurs, the Administrator may take any of the actions set forth in Section 10 with respect to any or all Awards granted under the Plan.

(d)           Section 409A Savings Clause. Notwithstanding the foregoing, if any Award is considered to be a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, this Section 11 shall apply to such Award only to the extent that its application would not result in the imposition of any tax or interest or the inclusion of any amount in income under Section 409A of the Code.

12.         Substitution of Awards in Mergers and Acquisitions.

Awards may be granted under the Plan from time to time in substitution for assumed awards held by employees, officers, consultants or directors of entities who become employees, officers, consultants or directors of Parnell or a Related Body Corporate as the result of a merger or consolidation of the entity for which they perform services with Parnell or a Related Body Corporate, or the acquisition by Parnell of the assets or share of the such entity. The terms and conditions of any Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the Awards to the provisions of the assumed awards for which they are substituted and to preserve their intrinsic value as of the date of the merger, consolidation or acquisition transaction. To the extent permitted by applicable law and marketplace or listing rules of the primary securities market or exchange on which the Ordinary Shares are listed or admitted for trading, any available shares under a shareholder-approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards granted pursuant to this Section 12 and, upon such grant, shall not reduce the Share Pool.

13.         Compliance with Securities Laws; Listing and Registration.

(a)          The obligation of Parnell to sell or deliver Ordinary Shares with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including the Corporations Act, any similar law of another relevant jurisdiction, all applicable securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator. If at any time the Administrator determines that the delivery of Ordinary Shares under the Plan is or may be unlawful under the laws of any applicable jurisdiction, or applicable securities laws, the right to exercise an Award or receive Ordinary Shares pursuant to an Award shall be suspended until the Administrator determines that such delivery is lawful. If at any time the Administrator determines that the delivery of Ordinary Shares under the Plan would or may violate the rules of any exchange on which Parnell’s securities are then listed for trade, the right to exercise an Award or receive Ordinary Shares pursuant to an Award shall be suspended until the Administrator determines that such delivery would not violate such rules. If the Administrator determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any share exchange upon which any of Parnell’s equity securities are listed, then the Administrator may postpone any such exercise, nonforfeitability or delivery, as applicable, but Parnell shall use all reasonable efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

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(b)          Each Award is subject to the requirement that, if at any time the Administrator determines, in its absolute discretion, that the listing, registration or qualification of Ordinary Shares issuable pursuant to the Plan is required by any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Ordinary Shares, no such Award shall be granted or payment made or Ordinary Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Administrator.

(c)          In the event that the disposition of Ordinary Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities, and is not otherwise exempt from such registration, such Ordinary Shares shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Administrator may require a person receiving Ordinary Shares pursuant to the Plan, as a condition precedent to receipt of such Ordinary Shares, to represent to Parnell in writing that the Ordinary Shares acquired by such person is acquired for investment only and not with a view to distribution and that such person will not dispose of the Ordinary Shares so acquired in violation of applicable securities laws and furnish such information as may, in the opinion of counsel for Parnell, be appropriate to permit Parnell to issue the Ordinary Shares in compliance with applicable securities laws.

14.         Section 409A Compliance.

It is the intention of Parnell that any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, granted to or otherwise held by a U.S. Taxpayer, shall comply in all respects with the requirements of Section 409A of the Code to avoid the imposition of any tax or interest or the inclusion of any amount in income pursuant to Section 409A of the Code, and the terms of each such Award shall be construed, administered and deemed amended, if applicable, in a manner consistent with this intention. Notwithstanding the foregoing, neither Parnell or any of its Related Bodies Corporate, nor any of its or their directors, officers, employees, agents or other service providers will be liable for any taxes, penalties or interest imposed on any Participant or other person with respect to any amounts paid or payable (whether in cash, Ordinary Shares or other property) under any Award, including any taxes, penalties or interest imposed under or as a result of Section 409A of the Code. Any payments described in an Award that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. For purposes of any Award, each amount to be paid or benefit to be provided to a Participant that constitutes deferred compensation subject to Section 409A of the Code shall be construed as a separate identified payment for purposes of Section 409A of the Code. For purposes of Section 409A of the Code, the payment of Dividend Equivalents under any Award shall be construed as earnings and the time and form of payment of such Dividend Equivalents shall be treated separately from the time and form of payment of the underlying Award. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, any payments (whether in cash, Ordinary Shares or other property) to be made with respect to the Award that become payable on account of the Participant’s separation from service, within the meaning of Section 409A of the Code, while the Participant is a “specified employee” (as determined in accordance with the uniform policy adopted by the Administrator with respect to all of the arrangements subject to Section 409A of the Code maintained by Parnell and its Related Bodies Corporate) and which would otherwise be paid within six months after the Participant’s separation from service shall be accumulated (without interest) and paid on the first day of the seventh month following the Participant’s separation from service or, if earlier, within 15 days after the appointment of the personal representative or executor of the Participant’s estate following the Participant’s death. Notwithstanding anything in the Plan or an Award Agreement to the contrary, in no event shall the Administrator exercise its discretion to accelerate the payment or settlement of an Award held by a U.S. Taxpayer where such payment or settlement constitutes deferred compensation within the meaning of Code section 409A unless, and solely to the extent that, such accelerated payment or settlement is permissible under Treasury Regulation section 1.409A-3(j)(4).

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15.         Plan Duration; Amendment and Discontinuance.

(a)          Plan Duration. The Plan shall remain in effect, subject to the right of the Board or the Compensation Committee to amend or terminate the Plan at any time, until the earlier of (a) the earliest date as of which all Awards granted under the Plan have been satisfied in full or terminated and no Ordinary Shares approved for issuance under the Plan remain available to be granted under new Awards or (b) 2nd June, 2024. No Awards shall be granted under the Plan after such termination date. Subject to other applicable provisions of the Plan, all Awards made under the Plan on or 2nd June, 2024, or such earlier termination of the Plan, shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

(b)          Amendment and Discontinuance of the Plan. The Board or the Compensation Committee may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of a Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law or rule of any securities exchange or market on which the Ordinary Shares are listed or admitted for trading or to prevent adverse tax or accounting consequences to Parnell or the Participant. Notwithstanding the foregoing, no such amendment shall be made without the approval of Parnell’s shareholders to the extent such amendment would (A) materially increase the benefits accruing to Participants under the Plan, (B) materially increase the number of Ordinary Shares which may be issued under the Plan or to a Participant, (C) materially expand the eligibility for participation in the Plan, (D) eliminate or modify the prohibition set forth in Section 7(d) on repricing of share options, (E) lengthen the maximum term or lower the minimum exercise price permitted for share options, or (F) modify the prohibition on the issuance of reload or replenishment options. Except as otherwise determined by the Board or Compensation Committee, termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

(c)          Amendment of Awards. Subject to Section 7(d), the Administrator may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall materially impair the rights of any Participant with respect to an Award without the Participant’s consent, except such an amendment made to cause the Plan or Award to comply with applicable law, applicable rule of any securities exchange on which the Ordinary Shares are listed or admitted for trading, or to prevent adverse tax or accounting consequences for the Participant or the Company or any of its Related Bodies Corporate. For purposes of the foregoing sentence, an amendment to an Award that results in a change in the tax consequences of the Award to the Participant shall not be considered to be a material impairment of the rights of the Participant and shall not require the Participant’s consent.

16.         General Provisions.

(a)          Non-Guarantee of Employment or Service. Nothing in the Plan or in any Award Agreement thereunder shall confer any right on an individual to continue in the service of Parnell or any Related Body Corporate or shall interfere in any way with the right of Parnell or any Related Body Corporate to terminate such service at any time with or without cause or notice and whether or not such termination results in (i) the failure of any Award to vest or become payable; (ii) the forfeiture of any unvested or vested portion of any Award; and/or (iii) any other adverse effect on the individual’s interests under any Award or the Plan. No person, even though deemed an Eligible Individual, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. To the extent that an Eligible Individual who is an employee of a Related Body Corporate receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that Parnell is the Participant’s employer or that the Participant has an employment relationship with Parnell.

(b)          No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between Parnell and a Participant or any other person. To the extent that any Participant or other person acquires a right to receive payments from Parnell pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of Parnell.

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(c)          Status of Awards. Awards shall be special incentive payments to the Participant and shall not be taken into account in computing the amount of salary or compensation of the Participant for purposes of determining any pension, retirement, superannuation, death, severance or other benefit under (a) any pension, retirement, profit-sharing, bonus, insurance, severance or other employee benefit plan of Parnell or any Related Body Corporate now or hereafter in effect under which the availability or amount of benefits is related to the level of compensation or (b) any agreement between (i) Parnell or any Related Body Corporate and (ii) the Participant, except as such plan or agreement shall otherwise expressly provide.

(d)          Related Body Corporate Employees. In the case of a grant of an Award to an Eligible Individual who provides services to any Related Body Corporate, Parnell may, if the Administrator so directs, issue or transfer the Ordinary Shares, if any, covered by the Award to the Related Body Corporate, for such lawful consideration as the Administrator may specify, upon the condition or understanding that the Related Body Corporate will transfer the Ordinary Shares to the Eligible Individual in accordance with the terms of the Award specified by the Administrator pursuant to the provisions of the Plan. All Ordinary Shares underlying Awards that are forfeited or canceled after such issue or transfer of shares to the Related Body Corporate shall revert to Parnell.

(e)          Governing Law and Interpretation. The validity, construction and effect of the Plan, of Award Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Award Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined in accordance with the Corporations Act, to the extent relevant, and the laws of such jurisdiction as the Administrator may specify in the relevant Award Agreement; provided, however, that in the absence of such stated jurisdiction in an Award Agreement, the Award Agreement shall be construed in accordance with the Corporations Act, to the extent relevant, and the laws of the jurisdiction in which the principal executive offices of the Participant’s direct employer are located, without regard to its conflict of laws principles. The captions of the Plan are not part of the provisions hereof and shall have no force or effect. Except where the context otherwise requires: (i) the singular includes the plural and vice versa; (ii) a reference to one gender includes other genders; (iii) a reference to a person includes a natural person, partnership, body corporate, association, governmental or local authority or agency or other entity; and (iv) a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re enactments or replacements of any of them.

(f)          Use of English Language. The Plan, each Award Agreement, and all other documents, notices and legal proceedings entered into, given or instituted pursuant to an Award shall be written in English, unless otherwise determined by the Administrator. If a Participant receives an Award Agreement, a copy of the Plan or any other documents related to an Award translated into a language other than English, and if the meaning of the translated version is different from the English version, the English version shall control.

(g)          Recovery of Amounts Paid. Except as otherwise provided by the Administrator, Awards granted under the Plan shall be subject to any and all policies, guidelines, codes of conduct, or other agreement or arrangement adopted by the Board or Compensation Committee with respect to the recoupment, recovery or clawback of compensation (collectively, the “Recoupment Policy”) and/or to any provisions set forth in the applicable Award Agreement under which Parnell may recover from current and former Participants any amounts paid or Ordinary Shares issued under an Award and any proceeds therefrom under such circumstances as the Administrator determines appropriate. The Administrator may apply the Recoupment Policy to Awards granted before the policy is adopted to the extent required by applicable law or rule of any securities exchange or market on which Ordinary Shares are listed or admitted for trading, as determined by the Administrator in its sole discretion.

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17.         Glossary.

Under this Plan, except where the context otherwise indicates, the following definitions apply:

“Administrator” means the Compensation Committee, or such other committee(s) or officer(s) duly appointed by the Board or the Compensation Committee to administer the Plan or delegated limited authority to perform administrative actions under the Plan, and having such powers as shall be specified by the Board or the Compensation Committee; provided, however, that at any time the Board may serve as the Administrator in lieu of or in addition to the Compensation Committee or such other committee(s) or officer(s) to whom administrative authority has been delegated. With respect to any Award to which Section 16 of the Exchange Act applies, the Administrator shall consist of either the Board or a committee of the Board, which committee shall consist of two or more directors, each of whom is intended to be, to the extent required by Rule 16b-3 of the Exchange Act, a “non-employee director” as defined in Rule 16b-3 of the Exchange Act and an “independent director” to the extent required by the rules of the national securities exchange that is the principal trading market for the Ordinary Shares, and with respect to any Award that is intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code, the Administrator shall consist of two or more directors, each of whom is an “outside director” as defined under Section 162(m) of the Code; provided, that with respect to Awards made to a member of the Board who is not an employee of the Company, “Administrator” means the Board. Any member of the Administrator who does not meet the foregoing requirements shall abstain from any decision regarding an Award and shall not be considered a member of the Administrator to the extent required to comply with Rule 16b-3 of the Exchange Act or Section 162(m) of the Code.

“Award” means any share option, share award, share unit, Performance Share, Performance Unit, and/or Other Share-Based Award granted under this Plan.

“Award Agreement” means the written document(s), including an electronic writing acceptable to the Administrator, and any notice, addendum or supplement thereto, memorializing the terms and conditions of an Award granted pursuant to the Plan and which shall incorporate the terms of the Plan.

“Board” means the Board of Directors of Parnell.

“Change in Control” means “the first of the following to occur: (i) a Change in Ownership of Parnell, (ii) a Change in Effective Control of Parnell, or (iii) a Change in the Ownership of Assets of Parnell, as described herein and construed in accordance with Code section 409A.

(i)          A “Change in Ownership of Parnell” shall occur on the date that any one Person acquires, or Persons Acting as a Group acquire, ownership of the share capital of Parnell that, together with the share held by such Person or Group, constitutes more than 50% of the total fair market value or total voting power of the share capital of Parnell. However, if any one Person is, or Persons Acting as a Group are, considered to own more than 50%, on a fully diluted basis, of the total fair market value or total voting power of the share capital of Parnell, the acquisition of additional shares by the same Person or Persons Acting as a Group is not considered to cause a Change in Ownership of Parnell. An increase in the percentage of share capital owned by any one Person, or Persons Acting as a Group, as a result of a transaction in which Parnell acquires its shares in exchange for property will be treated as an acquisition of shares.

(ii)         A “Change in Effective Control of Parnell” shall occur on the date a majority of members of Parnell’s Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of Parnell’s Board before the date of the appointment or election.

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(iii)        A “Change in the Ownership of Assets of Parnell” shall occur on the date that any one Person acquires, or Persons Acting as a Group acquire (or has or have acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons), assets from Parnell that have a total gross fair market value equal to or more than 85% of the total gross fair market value of all of the assets of Parnell immediately before such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of Parnell, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

The following rules of construction apply in interpreting the definition of Change in Control:

(A)         A “Person” means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, other than employee benefit plans sponsored or maintained by Parnell and by entities controlled by Parnell or an underwriter, initial purchaser or placement agent temporarily holding the capital share of Parnell pursuant to a registered public offering.

(B)         Persons will be considered to be Persons Acting as a Group (or Group) if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of share, or similar business transaction with the corporation. If a Person owns share in both corporations that enter into a merger, consolidation, purchase or acquisition of share, or similar transaction, such shareholder is considered to be acting as a Group with other shareholders only with respect to the ownership in that corporation before the transaction giving rise to the change and not with respect to the ownership interest in the other corporation. Persons will not be considered to be acting as a Group solely because they purchase assets of the same corporation at the same time or purchase or own share of the same corporation at the same time, or as a result of the same public offering.

(C)         A Change in Control shall not include a transfer to a related person as described in Code section 409A or a public offering of capital shares of Parnell.

(D)         For purposes of the definition of Change in Control, Section 318(a) of the Code applies to determine share ownership. Shares underlying a vested option are considered owned by the individual who holds the vested option (and the shares underlying an unvested option are not considered owned by the individual who holds the unvested option). For purposes of the preceding sentence, however, if a vested option is exercisable for shares that are not substantially vested (as defined by United States Treasury Regulation §1.83-3(b) and (j)), the shares underlying the option are not treated as owned by the individual who holds the option.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the United States Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor section, regulations and guidance.

“Company” means Parnell and its Related Bodies Corporate, except where the context otherwise requires. For purposes of determining whether a Change in Control has occurred, Company shall mean only Parnell.

“Compensation Committee” means the Compensation Committee of the Board.

“Corporations Act” means the Corporations Act 2001 (Cth).

“Dividend Equivalent” means a right, granted to a Participant, to receive cash, Ordinary Shares, share Units or other property equal in value to dividends paid with respect to a specified number of Ordinary Shares.

“Effective Date” means the date on which adoption of the Plan is approved by the shareholders of Parnell.

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“Eligible Individuals” means (i) officers and employees of, and other individuals, including non-employee directors, who are natural persons providing bona fide services to or for, Parnell or any Related Body Corporate, provided that such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for Parnell’s securities, and (ii) prospective officers, employees and service providers who have accepted offers of employment or other service relationship from Parnell or a Related Body Corporate.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time, and any successor thereto. Reference to any specific section of the Exchange Act shall be deemed to include such regulations and guidance issued thereunder, as well as any successor section, regulations and guidance.

“Fair Market Value” means, on a per Share basis as of any date, unless otherwise determined by the Administrator:

(i)          if the principal market for the Ordinary Shares (as determined by the Administrator if the Ordinary Shares are listed or admitted to trading on more than one exchange or market) is a national securities exchange or an established securities market, the official closing price per Ordinary Share for the regular market session on that date on the principal exchange or market on which the Ordinary Shares are then listed or admitted to trading or, if no sale is reported for that date, on the last preceding day on which a sale was reported, all as reported by such source as the Administrator may select;

(ii)         if the principal market for the Ordinary Shares is not a national securities exchange or an established securities market, but the Ordinary Shares are quoted by a national quotation system, the average of the highest bid and lowest asked prices for the Ordinary Shares on that date as reported on a national quotation system or, if no prices are reported for that date, on the last preceding day on which prices were reported, all as reported by such source as the Administrator may select; or

(iii)        if the Ordinary Shares are neither listed or admitted to trading on a national securities exchange or an established securities market, nor quoted by a national quotation system, the value determined by the Administrator in good faith by the reasonable application of a reasonable valuation method, which method may, but need not, include taking into account an appraisal of the fair market value of the Ordinary Shares conducted by a nationally recognized appraisal firm selected by the Administrator.

Notwithstanding the preceding, for foreign, federal, state and local income tax reporting purposes and for such other purposes as the Administrator deems appropriate, the Fair Market Value shall be determined by the Administrator in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

“Full Value Award” means an Award that results in Parnell transferring the full value of a share of Ordinary Shares under the Award, whether or not an actual share is issued. Full Value Awards shall include, but are not limited to, share awards, share units, Performance Shares, Performance Units that are payable in Ordinary Shares, and Other Share-Based Awards for which Parnell transfers the full value of an Ordinary Share under the Award, but shall not include Dividend Equivalents.

“Incentive Stock Option” means any share option that is designated, in the applicable Award Agreement or the resolutions of the Administrator under which the share option is granted, as an “incentive stock option” within the meaning of Section 422 of the Code and otherwise meets the requirements to be an “incentive stock option” set forth in Section 422 of the Code.

“Nonqualified Option” means any share option that is not an Incentive Stock Option.

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“Other Share-Based Award” means an Award of Ordinary Shares or any other Award that is valued in whole or in part by reference to, or is otherwise based upon, Ordinary Shares, including without limitation Dividend Equivalents and convertible debentures.

“Ordinary Share” means an ordinary share issued in the capital of Parnell, and any capital securities into which they are converted.

“Parnell” means Parnell Pharmaceuticals Holdings Ltd, an Australian public company limited by shares.

“Participant” means an Eligible Individual to whom one or more Awards are or have been granted pursuant to the Plan and have not been fully settled or cancelled and, following the death of any such person, his successors, heirs, executors and administrators, as the case may be.

“Performance Award” means a Full Value Award, the grant, vesting, lapse of restrictions or settlement of which is conditioned upon the achievement of performance objectives over a specified Performance Period and includes, without limitation, Performance Shares and Performance Units.

“Performance Goals” means the performance goals established by the Administrator in connection with the grant of Awards based on performance criteria selected by the Administrator.

“Performance Period” means that period established by the Administrator during which any Performance Goals specified by the Administrator with respect to such Award are to be measured.

“Performance Shares” means a grant of share or share Units the issuance, vesting or payment of which is contingent on performance as measured against predetermined objectives over a specified Performance Period.

“Performance Units” means a grant of dollar-denominated Units the value, vesting or payment of which is contingent on performance against predetermined objectives over a specified Performance Period.

“Plan” means this Parnell Pharmaceuticals Holdings Ltd 2014 Omnibus Equity Incentive Plan, as set forth herein and as it may be amended from time to time.

“Related Body Corporate” has the meaning given to it in the Corporations Act.

“Restricted Share” means an Award of Ordinary Shares to a Participant that may be subject to certain transferability and other restrictions and to a risk of forfeiture (including by reason of not satisfying certain Performance Goals).

“Restricted Share Unit” means a right granted to a Participant to receive Ordinary Shares or cash at the end of a specified deferral period, which right may be conditioned on the satisfaction of certain requirements (including the satisfaction of certain Performance Goals).

“Restriction Period” means, with respect to Full Value Awards, the period commencing on the date of grant of such Award to which vesting or transferability and other restrictions and a risk of forfeiture apply and ending upon the expiration of the applicable vesting conditions, transferability and other restrictions and lapse of risk of forfeiture and/or the achievement of the applicable Performance Goals (it being understood that the Administrator may provide that vesting shall occur and/or restrictions shall lapse with respect to portions of the applicable Award during the Restriction Period).

“Securities Act” means the United States Securities Act of 1933, as amended, and any successor thereto.

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“Tax Withholding Obligation” means any income, employment or other tax or social insurance contribution required by applicable law to be withheld in respect of Awards.

“Termination of Service” means the termination of the Participant’s employment or consultancy with, or performance of services for, Parnell and its Related Bodies Corporate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among Parnell and its Related Bodies Corporate shall not be considered Terminations of Service. With respect to any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, which is held by a U.S. Taxpayer, “Termination of Service” shall mean a “separation from service” as defined under Section 409A of the Code to the extent required by Section 409A of the Code to avoid the imposition of any tax or interest or the inclusion of any amount in income pursuant to Section 409A of the Code. A Participant has a separation from service within the meaning of Section 409A of the Code if the Participant terminates employment with Parnell and all Related Bodies Corporate for any reason. A Participant will generally be treated as having terminated employment with Parnell and all Related Bodies Corporate as of a certain date if the Participant and the entity that employs the Participant reasonably anticipate that the Participant will perform no further services for Parnell or any Related Body Corporate after such date or that the level of bona fide services that the Participant will perform after such date (whether as an employee or an independent contractor) will permanently decrease to no more than 20 percent (20%) of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of services if the Participant has been providing services for fewer than 36 months); provided, however, that the employment relationship is treated as continuing while the Participant is on military leave, sick leave or other bona fide leave of absence if the period of leave does not exceed six months or, if longer, so long as the Participant retains the right to reemployment with Parnell or any Related Body Corporate.

“Unit” means a bookkeeping entry used by Parnell to record and account for the grant of the following types of Awards until such time as the Award is paid, cancelled, forfeited or terminated, as the case may be: share units, Restricted Share Units, Performance Units, and Performance Shares that are expressed in terms of units of Ordinary Shares.

“U.S. Taxpayer” means an individual who is a citizen or resident of the United States of America for U.S. federal income tax purposes.

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